Exhibit 10.28

AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     THIS AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT, dated as of December 31, 2002 (this “Amendment”), is entered into by and among HUMAN GENOME SCIENCES, INC., a Delaware corporation, as Lessee and Construction Agent; GENOME STATUTORY TRUST 2001A, a Connecticut statutory business trust, as Lessor; WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity except as specifically set forth herein, but solely as Trustee; BANCBOSTON LEASING INVESTMENTS INC., a Delaware corporation and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (as successor to FIRST UNION NATIONAL BANK), as Investors; EAGLEFUNDING CAPITAL CORPORATION, a Delaware corporation, as Eagle; FLEET SECURITIES, INC., a Delaware corporation, as Administrator of Eagle; FLEET NATIONAL BANK, a national banking association and WACHOVIA BANK, NATIONAL ASSOCIATION, as Liquidity Providers; FLEET NATIONAL BANK, as Fleet National Bank Collateral Agent; WACHOVIA BANK, NATIONAL ASSOCIATION, as First Union Collateral Agent; and FLEET NATIONAL BANK, as Administrative Agent. The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in Appendix A of the Participation Agreement (as defined below).

R E C I T A L S

     WHEREAS, Lessee, Construction Agent, Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, First Union Collateral Agent and Administrative Agent are parties to that certain Participation Agreement dated as of November 7, 2001 (as amended by Amendment No. 1 to Participation Agreement, dated as of July 19, 2002, the “Participation Agreement”);

     WHEREAS, in connection with the execution and delivery of this Amendment, the parties hereto are executing and delivering that certain Letter Agreement, dated as of the date hereof (the “Letter Agreement”), which provides for the temporary waiver of certain potential defaults of Lessee and Construction Agent under the Operative Documents;

     WHEREAS, the parties had previously agreed to clarify the provisions of the Participation Agreement to reflect the parties’ original understanding relating to the level of equity contributions to the Lessor;

     WHEREAS, the parties hereto wish to make certain clarifying amendments to the Participation Agreement, effective as of November 7, 2001, relating to equity contributions to the Lessor, the outstanding principal amount of the Loans and the Fees payable;

     NOW, THEREFORE, in consideration of the mutual terms and conditions contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS

     SECTION 1.1. Amendment to Section 2.2(a). Section 2.2(a) of the Participation Agreement is amended and restated to read in its entirety as follows:

“(a) Expenditures. Each Participant shall make available (subject to the other limitations contained in any Operative Document on such Participant’s obligation to make available any Investor Contribution or Loan, as the case may be) its respective share of each Advance payable on the related Advance Date (including Construction Period Accrued Interest to the extent allocable to such items) as follows:

(i) each Investor shall, in the form of equity contributions to Lessor, make available to Administrative Agent on behalf of Lessor on such Advance Date in immediately available funds an amount (each, an “Investor Contribution”) equal to the sum of (y) the product of the Eligible Amount of the Advance being funded on such Advance Date multiplied by such Investor’s Percentage Share multiplied by 3.21%, plus (z) the product of the Noneligible Amount of the Advance being funded on such Advance Date multiplied by such Investor’s Percentage Share; provided, that no Investor shall be obligated to make available any Investor Contribution to the extent that, after giving effect to the proposed Investor Contribution, the outstanding aggregate amount of all Investor Contributions attributable to such Investor would exceed such Investor’s Commitment Amount;

(ii) the Conduit may, in its sole discretion, (y) elect to (A) issue, if necessary, Commercial Paper Notes, and/or (B) make Borrowings from the Liquidity Providers under the Liquidity Agreement, and (z) with the proceeds thereof, make Conduit Loans on such Advance Date to Lessor (which shall be contributed directly to Administrative Agent on behalf of Lessor and the amount so funded shall be deemed a contribution to Lessor), in the case of clauses (y) and (z) in an amount equal to the product of the Eligible Amount of the Advance being funded on such Advance Date multiplied by 96.79%; and

(iii) with respect to any Advance Date on which Conduit elects not to or otherwise does not make a Conduit Loan, the Liquidity Providers shall make Facility Loans by funding the same to Administrative Agent for the account of Lessor (which shall be funded directly to Administrative Agent on behalf of Lessor and the amount so funded shall be deemed a Facility Loan) on such Advance Date in immediately available funds in an amount equal to the product of the Eligible Amount of the Advance being funded on such Advance Date multiplied by such Liquidity Provider’s Pro Rata Portion multiplied by 96.79%; provided, that no Liquidity Provider shall be obligated to make any Facility Loan to the extent that, after giving effect to the proposed Facility Loan, the outstanding aggregate principal amount of all Loans held by such Liquidity Provider, plus the outstanding principal amount of all fundings under the Liquidity Agreement, would exceed such Liquidity Provider’s Commitment Amount.”

     SECTION 1.2. Amendment to Section 2.2.2. Section 2.2.2 of the Participation Agreement is amended and restated to read in its entirety as follows:

“SECTION 2.2.2. [Intentionally Omitted]”

     SECTION 1.3. Amendment to Section 2.2.3. Section 2.2.3 of the Participation Agreement is amended and restated to read in its entirety as follows:

“SECTION 2.2.3. [Intentionally Omitted]”

     SECTION 1.4. Amendment to Section 2.2.4. Section 2.2.4 of the Participation Agreement is amended and restated to read in its entirety as follows:

"SECTION 2.2.4. [Intentionally Omitted]”

     SECTION 1.5. Amendment to Appendix A to the Participation Agreement to Delete the Definition of “Equity Percentage”. Appendix A to the Participation Agreement is amended by deleting in its entirety the definition of “Equity Percentage” set forth therein.

     SECTION 1.6. Amendment to Appendix A to the Participation Agreement to Delete the Definition of “Loan Percentage”. Appendix A to the Participation Agreement is amended by deleting in its entirety the definition of “Loan Percentage” set forth therein.

     SECTION 1.7. Amendment to Appendix A to the Participation Agreement to Insert the Definition of “Eligible Amount”. Appendix A to the Participation Agreement is amended by inserting in the proper alphabetical location the definition of “Eligible Amount” to read in its entirety as follows:

“‘Eligible Amount’ means, in respect of any Advance being made on any Advance Date, an amount equal to the aggregate amount of Eligible Accrued Project Costs being funded with the proceeds of such Advance, as set forth on the Advance Request applicable to such Advance.”

     SECTION 1.8. Amendment to Appendix A to the Participation Agreement to Insert the Definition of “Noneligible Amount”. Appendix A to the Participation Agreement is amended by inserting in the proper alphabetical location the definition of “Noneligible Amount” to read in its entirety as follows:

“‘Noneligible Amount’ means, in respect of any Advance being made on any Advance Date, an amount equal to the difference of the aggregate amount of such Advance minus the Eligible Amount of such Advance.”

     SECTION 1.9. Amendment to Appendix A to the Participation Agreement to Insert the Definition of “Eligible Ratio”. Appendix A to the Participation Agreement is amended by inserting in the proper alphabetical location the definition of “Eligible Ratio” to read in its entirety as follows:

“‘Eligible Ratio’ means, as of any date of determination, a quotient, expressed as a percentage, (a) the numerator of which equals the aggregate amount of Eligible Amounts advanced to Lessee prior to such date of determination pursuant to Section 2.2 of the Participation Agreement, and (b) the denominator of which equals the aggregate amount of all Advances advanced to Lessee prior to such date of determination pursuant to Section 2.2 of the Participation Agreement.”

     SECTION 1.10. Amendment to Appendix A to the Participation Agreement to Insert the Definition of “Noneligible Ratio”. Appendix A to the Participation Agreement is amended by inserting in the proper alphabetical location the definition of “Noneligible Ratio” to read in its entirety as follows:

“‘Noneligible Ratio’ means, as of any date of determination, a quotient, expressed as a percentage, (a) the numerator of which equals the aggregate amount of Noneligible Amounts advanced to Lessee prior to such date of determination pursuant to Section 2.2 of the Participation Agreement, and (b) the denominator of which equals the aggregate amount of all Advances advanced to Lessee prior to such date of determination pursuant to Section 2.2 of the Participation Agreement.”

     SECTION 1.11. Amendment to Appendix A to the Participation Agreement to Amend the Definition of “Investor Contribution”. The definition of “Investor Contribution” set forth on Appendix A to the Participation Agreement is amended and restated to read in its entirety as follows:

“‘Investor Contribution’ is defined in Section 2.2(a)(i) of the Participation Agreement.”

     SECTION 1.12. Amendment to Appendix A to the Participation Agreement to Amend the Definition of “Required Liquid Collateral Amount”. The definition of “Required Liquid Collateral Amount” set forth on Appendix A to the Participation Agreement is amended and restated to read in its entirety as follows:

“‘Required Liquid Collateral Amount’ means, on any determination date with respect to the Fleet National Bank Liquid Collateral or the First Union Liquid Collateral, an amount equal to the sum of (a) + (b) + (c), where:

(a) equals the product of

(i) 102%, times

(ii) the product of (A) times (B) times (C) times (D), where (A) is the applicable Liquidity Provider Share determined as of the Documentation Date, (B) is 96.79%, (C) is the Eligible Ratio, and (D) is the then Lease Balance, including, without duplication, capitalized interest and Yield.

(b) equals the product of (i) the applicable Investor’s Percentage Share determined as of the Documentation, times (ii) 3.21%, times (iii) the Eligible Ratio, times (iv) the Lease Balance, including, without duplication, capitalized interest and Yield.

(c) equals the product of (i) the applicable Investor’s Percentage Share determined as of the Documentation Date, times (ii) the Noneligible Ratio, times (iii) the Lease Balance, including, without duplication, capitalized interest and Yield.

For purposes of calculating Required Liquid Collateral Amount, BancBoston Leasing Investments Inc. and its successors and assigns is the applicable Investor when the calculation above is made with respect to the Fleet Liquidity Provider and its successors and assigns, and Wachovia Bank, National Association and its successors and assigns is the applicable Investor when the calculation above is made with respect to the First Union Liquidity Provider and its successor and assigns.”

     SECTION 1.13. Amendment to Appendix A to the Participation Agreement to Amend the Definition of “First Union”. The definition of “First Union” set forth in Appendix A to the Participation Agreement is amended and restated to read in its entirety as follows:

‘First Union’ means Wachovia Bank, National Association.”

     SECTION 1.14. Amendment to Schedule II to the Participation Agreement. The Commitment Amount of each Participant (or if a Person has made commitments in more than one capacity, then the Commitment Amount in each such capacity) is hereby amended and restated to be the amount set forth opposite a Participant’s name:

Investors:	Commitment Amount

BancBoston Leasing Investments, Inc.	$9,000,000

First Union	$9,000,000

Lenders:

EagleFunding Capital Corporation	$432,000,000

Fleet National Bank

A Loan	$210,874,860

B Loan	$30,124,980

$240,999,840

Wachovia Bank, National Association
A Loan	$167,125,140

B Loan	$23,875,020

$191,000,160

Liquidity Providers:

Fleet National Bank	$245,819,837

Wachovia Bank, National Association	$194,820,163

     SECTION 1.15. Amendment to Appendix A to the Participation Agreement to Amend the Definition of “A Percentage”. The definition of “A Percentage” set forth on Appendix A to the Participation Agreement is amended and restated to read in its entirety as follows:

“‘A Percentage’ means, in respect of any Advance being made on any Advance Date, the product (expressed as a percentage) of (a) 87.5% times (b) the difference of (i) 100% minus (ii) the aggregate percentage of such Advance funded by the Investors pursuant to clauses (y) and (z) of Section 2.2(a)(i).”

     SECTION 1.16. Amendment to Appendix A to the Participation Agreement to Amend the Definition of “B Percentage”. The definition of “B Percentage” set forth on Appendix A to the Participation Agreement is amended and restated to read in its entirety as follows:

“‘B Percentage’ means, in respect of any Advance being made on any Advance Date, the product (expressed as a percentage) of (a) 12.5% times (b) the difference of (i) 100% minus (ii) the aggregate percentage of such Advance funded by the Investors pursuant to clauses (y) and (z) of Section 2.2(a)(i).”

ARTICLE II
CONDITIONS TO SATISFACTION DATE

     SECTION 2.1. Conditions to Effectiveness. Upon the satisfaction or waiver in writing by Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, First Union Collateral Agent and Administrative Agent of each of the conditions precedent set forth in this Article II on the date hereof (the “Satisfaction Date”), this Amendment shall be deemed effective as of November 7, 2001:

(a) Compliance with Warranties. The representations and warranties set forth in Article III hereof shall be true and correct.

(b) Transaction Costs; Fees. All fees, costs and expenses due and payable pursuant to Section 7.1 of the Participation Agreement, including all reasonable fees and expenses of Mayer, Brown, Rowe & Maw in connection with the execution and delivery of this Amendment, shall have been paid in full by Lessee and Construction Agent.

(c) Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed by Lessee, Construction Agent, Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, and First Union Collateral Agent.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

     In order to induce Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, First Union Collateral Agent and the Administrative Agent to enter into this Amendment, Lessee and Construction Agent hereby represent and warrant unto each other party hereto on and as of, and as if the Letter Agreement were effective on and as of, the date hereof:

     SECTION 3.1. Corporate and Governmental Authorization; Non-Contravention; Due Execution, etc. The execution, delivery and performance by each of Lessee and Construction Agent of this Amendment are within the corporate powers of each of Lessee and Construction Agent, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of either of Lessee or Construction Agent or of any agreement, judgment, injunction, order, decree or other instrument binding upon either of Lessee or Construction Agent (including the Operative Documents) or result in the creation or imposition of any Lien on any asset of Lessee or Construction Agent, in each case, which would result in a material adverse effect on either of Lessee’s or Construction Agent’s ability to fulfill its obligations under the Operative Documents to which it is a party. This Amendment has been duly executed and delivered by each of Lessee and Construction Agent.

     SECTION 3.2. Binding Effect. This Amendment constitutes a valid and binding agreement of each of Lessee and Construction Agent, enforceable against each of Lessee and Construction Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

     SECTION 3.3. Representations and Warranties True; Absence of Defaults, etc. The representations and warranties of each of Lessee and Construction Agent contained in the Participation Agreement are true and correct on and as of the Satisfaction Date except to the extent such representations and warranties relate to a specific date, in which case such representations and warranties are true and correct on and as of such specified date; each of Lessee and Construction Agent has performed all agreements on its part required to be performed under the Participation Agreement and the other Operative Documents on or prior to the Satisfaction Date; and on and as of the Satisfaction Date there exists no Construction Agency Default, Construction Agency Event of Default, Lease Default or Lease Event of Default.

ARTICLE IV
INTERPRETATION

     SECTION 4.1. Ratification of and References to the Participation Agreement. This Amendment shall be deemed to be an amendment to the Participation Agreement, and the Participation Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Participation Agreement in any Operative Document or any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Participation Agreement as amended hereby.

     SECTION 4.2. Limited Amendment of the Participation Agreement. Except as specifically amended or modified herein, the Participation Agreement and the other Operative Documents shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver or amendment of any right, power or privilege of Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, First Union Collateral Agent or the Administrative Agent nor shall the entering into of this Amendment preclude Lessor, Trustee, the Investors, Eagle, the Administrator, the Liquidity Providers, Fleet National Bank Collateral Agent, First Union Collateral Agent or the Administrative Agent from refusing to enter into any further or future amendments.

     SECTION 4.3. Amendment is an Operative Document. This Amendment shall be deemed an Operative Document.

ARTICLE V
COVENANTS

     SECTION 5.1. Addition of A Certain Schedule: True Up. The parties hereto acknowledge that Lessee is in the process of calculating the portion of the Advances, Fees and capitalized interest and Yield that should have been advanced or paid, as applicable, from and including November 7, 2001 through January 22, 2003 for each Participant. Lessee agrees to proceed diligently, after consultation with the Participants, to provide a Schedule X that will be attached hereto and be made a part of this Amendment. Schedule X will set forth the amount of Fees and interest and Yield on each Scheduled Payment Date that should have been paid or capitalized in accordance with the Participation Agreement, as amended hereby, and also will provide the portion of each Advance on each Advance Date that each Participant should have made pursuant to the Participation Agreement, as amended hereby (the “Corrected Calculations”). Schedule X will compare such Corrected Calculations to the actual amounts advanced, paid or capitalized with respect to each Participant. Upon agreement of all the parties hereto that Schedule X is acceptable, it shall be signed by each party hereto and automatically become attached hereto and incorporated herein as if it were attached as of the Satisfaction Date. Lessee shall true up any amounts indicated as owed to any Participant on Schedule X on the next Advance Date occurring at least three Business Days following acceptance of Schedule X by all parties hereto, by including such amounts in the Advance Request.

ARTICLE VI
MISCELLANEOUS

     SECTION 6.1. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 6.2. Captions. Section captions used in this Amendment are inserted for convenience of reference only and shall not affect the construction of this Amendment or any provisions hereof.

     SECTION 6.3. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW ALL OTHER CONFLICTS OF LAWS PRINCIPLES AND CHOICE OF LAW RULES OF NEW YORK.

     SECTION 6.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 6.5. Instructions. The Participants hereby authorize and direct the Trustee to enter into, execute and deliver this Amendment and perform all of the obligations of the Trust thereunder.

[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

HUMAN GENOME SCIENCES, INC., as Lessee and Construction Agent

By /s/ Steven C. Mayer
Name: Steven C. Mayer
Title: Senior Vice President and CFO

FLEET NATIONAL BANK, as Administrative Agent

By /s/ Kimberly Martone
Name: Kimberly Martone
Title: Managing Director

GENOME STATUTORY TRUST 2001A, as Lessor

By: Wells Fargo Bank Northwest, N.A., not in its individual capacity except as specifically set forth herein, but solely as Trustee

By /s/ Rick Webster Name: Rick Webster Title: Assistant Trust Officer

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity except as specifically set forth herein, but solely as Trustee

By /s/ Rick Webster
Name: Rick Webster
Title: Assistant Trust Officer

BANCBOSTON LEASING INVESTMENTS INC., as an Investor

By /s/ Steven S. Criscione
Name: Steven S. Criscione
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as an Investor

By /s/ Barbara K. Angel
Name: Barbara K. Angel
Title: Vice President

EAGLEFUNDING CAPITAL CORPORATION, as a Lender

By: FLEET SECURITIES, INC., its attorney-in-fact

By /s/ John T. Hackett III
Name: John T. Hackett III
Title: Director

FLEET SECURITIES, INC., as Administrator of EagleFunding Capital Corporation

By /s/ Thomas M. Calhoun
Name: Thomas M. Calhoun
Title: Director

FLEET NATIONAL BANK, as Fleet Liquidity Provider

By /s/ Kimberly Martone
Name: Kimberly Martone
Title: Managing Director

FLEET NATIONAL BANK, as Fleet National Bank Collateral Agent

By /s/ Kimberly Martone
Name: Kimberly Martone
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Union Liquidity Provider

By /s/ Barbara K. Angel
Name: Barbara K. Angel
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as First Union Collateral Agent

By /s/ Barbara K. Angel
Name: Barbara K. Angel
Title: Vice President